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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 26, 1999, included in the Annual Report on Form 10-K of World Access, Inc. and subsidiaries for the year ended December 31, 1998, with respect to the consolidated financial statements and schedules, as amended, included in this Form 10-K/A, Amendment No. 1.

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-66723, 333-66731, 333-68125, 333-68619, 333-68623, and
333-68625) pertaining to the various stock option, warrant, and other employee benefit plans of World Access, Inc. and subsidiaries of our report dated March 26, 1999, with respect to the consolidated financial statements and schedules of World Access, Inc. included in the Annual Report (Form 10-K/A, Amendment No.
1) for the year ended December 31, 1998.

                                         /s/ Ernst & Young LLP

Atlanta, Georgia
August 30, 1999